SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 1, 1999

                                   ----------


                                   THCG, INC.
             (Exact name of registrant as specified in its charter)


            Utah                         0-26072                 87-0415597
(State or Other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


650 Madison Avenue, 21st Floor, New York, NY                         10022
 (Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (212) 223-0440


                        Walnut Financial Services, Inc.,
                    8000 Towers Crescent Drive, Suite 1070,
                             Vienna, Virginia 22182
         (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 3, 4, 5, 6, 8 and 9 are not applicable and are omitted from this Current Report. The information required by Items 1, 2 and 7(c) has be previously filed. This amended report is filed to provide the financial information required by Items 7(a) and 7(b).



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

            (a) Financial statements of Tower Hill Securities, Inc.

            Statements of Financial Condition as of December 31, 1998 and September 30, 1999 (unaudited)

            Statements of Operations for the three and nine months ended September 30, 1998 and September 30, 1999 (unaudited)

            Statements of Changes in Stockholders' Equity for the nine months ended September 30, 1999 (unaudited)

            Statements of Cash Flows for the nine months ended September 30, 1998 and September 30, 1999 (unaudited)

            Notes to Financial Statements

            Independent Auditors' Report

            Statement of Financial Condition as of December 31, 1998

            Statement of Operations for the nine months ended December 31, 1998

            Statement of Changes in Stockholders' Equity for the nine months ended December 31, 1998

            Statement of Cash Flows for the nine months ended December 31, 1998

            Notes to Financial Statements

            Computation of Net Capital as of December 31, 1998


            Independent Auditors' Report

            Statement of Financial Condition as of March 31, 1998

            Statement of Operations for the year ended March 31, 1998

            Statement of Changes in Stockholders' Equity for the year ended March 31, 1998

            Statement of Cash Flows for the year ended March 31, 1998

            Notes to Financial Statements

            Computation of Net Capital as of March 31, 1998


            Independent Auditors' Report

            Statement of Financial Condition as of March 31, 1997

            Statement of Operations for the year ended March 31, 1997

            Statement of Changes in Stockholder's Equity for the year ended March 31, 1997

            Statement of Cash Flows for the year ended March 31, 1997

            Notes to Statement of Financial Condition

            (b) Pro forma financial information of THCG, Inc.

            Introduction to Unaudited Pro Forma Condensed Combined Financial Information

            Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1999

            Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998

            Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1999

            Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                           TOWER HILL SECURITIES, INC.
                        Statements of Financial Condition


                                                            September 30,   December 31,
                                                               1999            1998
                                                           ------------    ------------
                                                           (Unaudited)
Assets:
   Cash and cash equivalents                               $    507,000    $    610,000
   Fees and other receivables, net of allowance                  85,000         525,000
   Prepaid expenses                                              44,000          38,000
   Loan receivable, related party (note 4)                       45,000          78,000
   Loan receivable, stockholders (note 5)                       221,000         216,000
   Investments                                                  190,000               0
   Furniture and equipment, at cost, less accumulated
   depreciation                                                  78,000          70,000
   Organizational costs, less accumulated amortization            9,000          11,000
                                                           ------------    ------------

Total assets                                               $  1,179,000    $  1,548,000
                                                           ============    ============

Liabilities:
   Accounts payable and accrued expenses                   $     94,000    $    222,000
   Due to related party                                          20,000          10,000
   Deferred revenues                                                  0          23,000
   Income taxes payable (note 6)                                      0          35,000
                                                           ------------    ------------
Total liabilities                                               114,000         290,000
                                                           ------------    ------------

Stockholders' equity (note 7)
   Cumulative preferred stock - variable rate, $1.00 par
   value, shares authorized 3,000,000 issued and
   outstanding 1,000,000                                      1,000,000       1,000,000

   Additional paid-in capital                                11,261,000      11,327,000

   Subscriptions receivable                                           0         (66,000)

   Accumulated deficit                                      (11,196,000)    (11,003,000)
                                                           ------------    ------------
Total stockholders' equity                                    1,065,000       1,258,000
                                                           ------------    ------------
Total liabilities and stockholders' equity                 $  1,179,000    $  1,548,000
                                                           ============    ============

                 See accompanying notes to financial statements

                           TOWER HILL SECURITIES, INC.
                            Statements of Operations


                                         For the Nine Months Ended    For the Three Months Ended
                                               September 30,                September 30,
                                           1999           1998           1999            1998
Revenue:                                       (unaudited)                  (unaudited)
  Advisory and corporate finance fees   $ 2,345,000    $ 1,227,000    $   354,000    $   115,000
  Interest                                   26,000         14,000         10,000         10,000
                                        -----------    -----------    -----------    -----------
Total Revenue                             2,371,000      1,241,000        364,000        125,000

Expenses:
  Compensation and benefits                 933,000        933,000        304,000        169,000
  Occupancy and equipment rental            284,000         95,000        118,000         50,000
  General and administrative                315,000        182,000        137,000        104,000
  Bad debt expenses                         165,000              0         75,000              0
  Travel & entertainment                     84,000         63,000         40,000         50,000
  Finders fees                               17,000         75,000              0         75,000
  Professional fees                         735,000        170,000        288,000         50,000
  Depreciation and amortization              16,000          9,000          5,000          5,000
                                        -----------    -----------    -----------    -----------
Loss before income taxes                   (178,000)      (286,000)      (603,000)      (378,000)
Income taxes                                 15,000              0              0              0
                                        -----------    -----------    -----------    -----------
Net loss                                $  (193,000)   $  (286,000)   $  (603,000)   $  (378,000)
                                        ===========    ===========    ===========    ===========

                 See accompanying notes to financial statements

                           TOWER HILL SECURITIES, INC.
                  Statements of Changes in Stockholders' Equity
                      Nine Months Ended September 30, 1999
                                   (Unaudited)

                                            Additional         Subscriptions   Accumulated
                            Amount        Paid-in Capital       Receivable      Deficit           Total
Balance, December 31,    $  1,000,000(1)  $ 11,327,000        $    (66,000)   $(11,003,000)   $  1,258,000
1998

Capital contribution
    by stockholders                --          (66,000)             66,000              --              --
Net loss for the nine
    months ended                   --               --                  --        (193,000)       (193,000)
    September 30, 1999
                         ============     ============        ============    ============    ============
Balance, September
30, 1999                 $  1,000,000     $ 11,261,000        $         --    $(11,196,000)   $  1,065,000
                         ============     ============        ============    ============    ============

----------
(1) Cumulative Preferred Stock - variable rate, $1.00 par, 3,000,000 shares authorized, 1,000,000 shares issued and outstanding.

                 See accompanying notes to financial statements

                           TOWER HILL SECURITIES, INC.
                            Statements of Cash Flows


                                                         For the Nine Months ended
                                                                September 30,

                                                            1999         1998
                                                            ----         ----
Cash flows from operating activities:                           (unaudited)
                                                                -----------
   Net loss                                               $(193,000)   $(286,000)
   Adjustments  to  reconcile  net  income  to net cash
     provided  by  (used) in operating activities:
     Depreciation and amortization                           16,000        9,000
     Changes in assets and liabilities:
       Fees and other receivables                           439,000     (296,000)
       Prepaid expenses                                      (6,000)           0
       Accounts payable and accrued expenses               (128,000)      63,000
       Due to related party                                  10,000            0
       Deferred Revenue                                     (23,000)           0
       Income taxes payable                                 (35,000)           0
                                                          ---------    ---------
         Net cash provided by/(used) in operating
           activities                                        80,000     (510,000)
                                                          ---------    ---------

Cash flows from investing activities:
   Purchase of furniture and equipment                      (21,000)           0
   Purchase of portfolio securities                        (190,000)           0
   Increase in organizational costs                               0      (13,000)
   Net increase in loan to related party                     33,000      (73,000)
   Net increase in loans to stockholders                     (5,000)           0
                                                          ---------    ---------
         Net cash used in investing activities             (183,000)     (86,000)
                                                          ---------    ---------

Cash flows from financing activities:
   Capital contribution by Hambro America, Inc.                   0      905,000
                                                          ---------    ---------
         Net cash provided by financing activities                0      905,000
                                                          ---------    ---------

Net increase (decrease) in cash and cash equivalents       (103,000)     309,000

Cash and cash equivalents, beginning of period              610,000      272,000
                                                          ---------    ---------

Cash and cash equivalents, end of period                  $ 507,000    $ 581,000
                                                          =========    =========

                                  See accompanying notes to financial statements

                           TOWER HILL SECURITIES, INC.

                          Notes to Financial Statements
                               September 30, 1999
                                   (Unaudited)

1.  Organization

         Effective January 20, 1999, Hambro America Securities, Inc. changed its name to Tower Hill Securities, Inc. (the "Company").

         The Company is a registered broker/dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The Company is engaged in the private placement of corporate debt and equity securities with accredited investors as defined by SEC Rule 501 of Regulation D. In addition, the Company provides general financial advisory services to corporations.

         The  Company  does  not  hold  customer  funds  or  safekeep   customer
securities pursuant to SEC Rule 15c3-3(k)(2)(i).

         In April 1998, a group of investors purchased 99% of all of the issued and outstanding equity securities of the Company for $74,250. In May 1998, the same group purchased remaining 1% for $750. In connection with this acquisition, Hambro America, Inc. contributed capital of $904,775 in April 1998.

2.  Summary of Significant Accounting Policies

         Cash and Cash Equivalents. The Company classifies cash held in a money market account as a cash equivalent.

         Depreciation.   Depreciation  is provided on furniture and equipment on
the straight-line method over the estimated useful lives of the assets.

         Revenue Recognition. Advisory fee income is recognized as earned, taking into consideration the terms of contractual arrangements and the period in which services are rendered. Deferred revenue is recorded for fees which are unearned. Corporate finance fees are generally recognized upon closing of the transaction.

         401(k) Profit Sharing Plan. The Company through a related entity maintains a 401(k) profit sharing plan for all eligible employees. Employees can defer up to 15% of their compensation subject to certain limitations. The Company may make discretionary matching contributions to the plan. For the nine months ended September 30, 1999, the Company made matching contributions of approximately $8,000.

         Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

         Income Taxes. The Company accounts for the income taxes using the assets and liability method. Deferred income taxes arise from the differences between the financial reporting and income tax bases of assets and liabilities based upon statutory tax rates enacted for the future periods. A valuation allowance is recorded for deferred tax assets whose realization is more likely than not.

3.  Net Capital Requirement

         The Company is subject to the SEC's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum regulatory net capital and a specified ratio of aggregate indebtedness to net capital, both as defined, which shall not exceed 15 to 1. At September 30, 1999, the Company had regulatory net capital and regulatory net capital requirements of $382,741 and $5,000, respectively. The Company's aggregate indebtedness to net capital ratio was 0.30 to 1.

4.  Transactions with Related Parties

         In October 1998, the Company loaned $95,000 to a related party. This loan is non-interest-bearing and is being repaid over 22 months at $4,318 per month. As of September 30, 1999 the loan to related party balance is $44,896.

         In addition, the Company leases its office space from a related party under a month-to-month arrangement. Rent expense for the nine months ended September 30, 1999 amounted to approximately $188,000.

5.  Loans Receivable, Stockholders

         As of September 30, 1999, the Company has loaned $221,000 to its stockholders. These loans are non-interest-bearing and have no specified maturity date.

6.  Deferred Income Taxes

         The Company has a deferred tax asset of approximately $148,000 at December 31, 1998, resulting from the availability of the net operating loss carry forwards and a temporary difference arising from allowance for doubtful accounts. This deferred tax assets is offset by a valuation allowance in the same amount.

         As of December 31, 1998, the Company had approximately $326,000 of the net operating loss carry forwards which expire in the year 2014. Such net operating loss carry forwards are subject to limitation of $25,788 per year because of an ownership change in 1998.

7.  Cumulative Preferred Stock--Variable Rate

         The Company, at its option, may redeem the outstanding shares at $1 per share. The Company has had no obligation to declare and pay any dividends.

8.  Year 2000 Issue

         Like other companies, the Company could be adversely affected if the computer systems we, our suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, This issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue management cannot provide assurance that the Year 2000 issue will not have an impact on the Company's operations.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Tower Hill Securities, Inc.
New York, New York

         We have audited the accompanying statement of financial condition of Hambro America Securities, Inc. as of December 31, 1998, and the related statements of operations, changes in stockholder's equity, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hambro America Securities, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

         Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The information contained in the supplemental material listed in the accompanying index is presented for purposes of additional analysis and is not required for the fair presentation of the financial statements, but is supplementary information required by Rule 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                         Cohen & Schaeffer, P.C.

New York, New York
January 26, 1999

                         HAMBRO AMERICA SECURITIES, INC.

                        Statement of Financial Condition

                                                                    December 31, 1998
                                                                    -----------------
Assets:
   Cash and cash equivalents .....................................   $    610,499
   Fees and other receivable, net of allowance for doubtful
      accounts of $63,000 ........................................        524,749
   Prepaid expenses ..............................................         37,980
   Loan receivable, related party (note 4) .......................         77,728
   Loans receivable, stockholders (note 5) .......................        216,049
   Furniture and equipment, at cost, less accumulated depreciation
      of $117,845 ................................................         69,633
   Organizational costs, less accumulated amortization of $1,760 .         11,435
                                                                     ------------
                                                                     $  1,548,073
Liabilities and stockholders' equity:
   Accounts payable and accrued expenses .........................   $    222,111
   Due to related party ..........................................         10,000
   Deferred revenues .............................................         22,917
   Income taxes payable (note 6) .................................         35,389
                                                                     ------------
      Total liabilities ..........................................        290,417
                                                                     ------------
Stockholders' equity (note 7):
   Cumulative preferred stock--variable rate, $1.00 par value,
      shares authorized 3,000,000 issued and outstanding 1,000,000      1,000,000
   Additional paid-in capital ....................................     11,327,443
   Subscriptions receivable ......................................        (66,825)
   Accumulated deficit ...........................................    (11,002,962)
                                                                     ------------
                                                                        1,257,656
                                                                     ------------
                                                                     $  1,548,073
                                                                     ============

                 See accompanying notes to financial statements

                         HAMBRO AMERICA SECURITIES, INC.

                             Statement of Operations

                                                                   Nine Months Ended
                                                                   December 31, 1998
                                                                   -----------------
Revenues:
   Advisory and corporate finance fees .........................      $2,105,059
   Interest ....................................................          20,459
                                                                      ----------
       Total revenues ..........................................       2,125,518

Expenses:
   Compensation and benefits ...................................       1,258,145
   Occupancy and equipment rental ..............................         211,936
   General and administrative ..................................         310,196
   Finders fees ................................................         172,000
   Professional fees ...........................................         122,182
   Depreciation and amortization ...............................          15,440
       Total expenses ..........................................       2,089,899
                                                                      ----------
      Income before provision for income taxes (note 6) ........          35,619
Provision for income taxes .....................................          35,389
                                                                      ----------
      Net income ...............................................      $      230
                                                                      ==========


                 See accompanying notes to financial statements

                         HAMBRO AMERICA SECURITIES, INC.

                  Statement of Changes in Stockholders' Equity
                       Nine Months Ended December 31, 1998


                                   Cumulative Preferred
                                   Stock - Variable Rate
                                   ---------------------

                                   Number of                 Additional      Subscriptions    Accumulated
                                    Shares        Amount    Paid-In Capital   Receivable       Deficit         Total
                                    ------        ------    ---------------   ----------       -------         -----
Balance,  March 31, 1998 ...      1,000,000   $  1,000,000   $ 10,348,418   $       --      $(11,003,192)   $    345,226
Capital Contribution by
    Hambro America, Inc. ...           --             --          904,775           --              --           904,775
Capital Contribution by
    stockholders ...........           --             --           74,250        (66,825)           --             7,425
Net Income .................           --             --             --             --               230             230
                               ------------   ------------   ------------   ------------    ------------    ------------
Balance, December 31, 1998 .      1,000,000   $  1,000,000   $ 11,327,443   $    (66,825)   $(11,002,962)   $  1,257,656
                               ============   ============   ============   ============    ============    ============


                 See accompanying notes to financial statements

                         HAMBRO AMERICA SECURITIES, INC.

                             Statement of Cash Flows

                                                                     Nine Months Ended
                                                                    December 31, 1998
                                                                    -----------------
Cash flows from operating activities:
      Net income ...............................................      $     230
      Adjustments to reconcile net income to net cash
        (used) in operating activities:
        Depreciation and amortization ..........................         15,440
        Provision for doubtful accounts ........................         63,000
        Changes in assets and liabilities:
           Fees and other receivables ..........................       (553,486)
           Prepaid expenses ....................................        (12,944)
           Accounts payable and accrued expenses ...............        170,588
           Due to related party ................................         10,000
           Deferred Revenues ...................................         22,917
           Income taxes payable ................................         35,389
                                                                      ---------
        Net cash (used) in operating activities ................       (248,866)
                                                                      ---------
Cash flows from investing activities:
   Purchase of furniture and equipment .........................        (17,546)
   Increase in organizational costs ............................        (13,195)
   Net increase in loan to related party .......................        (77,728)
        Net increase in loans to stockholders ..................       (216,049)
                                                                      ---------
   Net cash used in investing activities .......................       (324,518)
                                                                      ---------
Cash flows from financing activities:
   Capital contribution by Hambro America, Inc. ................        904,775
   Capital contribution by stockholders: .......................          7,425
                                                                      ---------
        Net cash provided by financing activities ..............        912,200
                                                                      ---------
        Net increase in cash and cash equivalents ..............        338,816
Cash and cash equivalents, beginning of period .................        271,683
                                                                      ---------
Cash and cash equivalents, end of period .......................      $ 610,499
                                                                      =========

                 See accompanying notes to financial statements

                         HAMBRO AMERICA SECURITIES, INC.

                          Notes to Financial Statements
                                December 31, 1998

1.  Organization

         Effective January 20, 1999, the Hambro America Securities, Inc. changed its name to Tower Hill Securities, Inc. (the "Company").

         The Company is a registered broker/dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The Company is engaged in the private placement of corporate debt and equity securities with accredited investors as defined by SEC Rule 501 of Regulation D. In addition, the Company provides general financial advisory services to corporations.

         The  Company  does  not  hold  customer  funds  or  safekeep   customer
securities pursuant to SEC Rule 15c3-3(k)(2)(i).

         In April 1998, a group of investors purchased 99% of all of the issued and outstanding equity securities of the Company for $74,250. In May 1998, the same group purchased the remaining 1% for $750. In connection with this acquisition, Hambro America, Inc. contributed capital of $904,775 in April 1998.

2.  Summary of Significant Accounting Policies

         Cash and Cash Equivalents. The Company classifies cash held in a money market account as a cash equivalent.

         Depreciation. Depreciation is provided on furniture and equipment on the straight-line method over the estimated useful lives of the assets.

         Revenue Recognition. Advisory fee income is recognized as earned, taking into consideration the terms of contractual arrangements and the period in which services are rendered. Deferred revenue is recorded for fees which are unearned. Corporate finance fees are generally recognized upon closing of the transaction.

         401(k) Profit Sharing Plan. The Company through a related entity maintains a 401(k) profit sharing plan for all eligible employees. Employees can defer up to 15% of their compensation subject to certain limitations. The Company may make discretionary matching contributions to the plan. For the nine months ended December 31, 1998, the Company made matching contributions of approximately $8,000.

         Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

         Income Taxes. The Company accounts for income taxes using the asset and liability method. Deferred income taxes arise from the differences between the financial reporting and income tax bases of assets and liabilities based upon statutory tax rates enacted for future periods. A valuation allowance is recorded for deferred tax assets whose realization is more likely than not.

3.  Net Capital Requirement

         The Company is subject to the SEC's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum regulatory net capital and a specified ratio of aggregate indebtedness to net capital, both as defined, which shall not exceed 15 to 1. At December 31, 1998, the Company had regulatory net capital and a regulatory net capital requirement of $320,082 and $5,000, respectively. The Company's aggregate indebtedness to net capital ratio was 0.91 to 1.

4.  Transactions with Related Parties

         In October 1998, the Company loaned $95,000 to a related party. This loan is noninterest-bearing and is being repaid over 22 months at $4,318 per month. As of December 31, 1998, the loan to related party balance is $77,728.

         In addition, the Company leases its office space from a related party under a month-to-month arrangement. Rent expense for the nine months ended December 31, 1998 amounted to approximately $180,000.

5.  Loans Receivable, Stockholders

         During the nine months ended December 31, 1998, the Company loaned $216,049 to its stockholders. These loans are noninterest-bearing and have no specified maturity date.

6.  Deferred Income Taxes

         The Company has a deferred tax asset of approximately $148,000 resulting from the availability of net operating loss carryforwards and a temporary difference arising from allowance for doubtful accounts. This deferred tax assets is offset by a valuation allowance in the same amount.

         At December 31, 1998, the Company has approximately $326,000 of net operating loss carryforwards which expire in the year 2014. Such net operating loss carryforwards are subject to a limitation of $25,788 per year because of an ownership change in 1998.

7.  Cumulative Preferred Stock--Variable Rate

         The Company, at its option, may redeem the outstanding shares at $1 per share. The Company has had no obligation to declare and pay any dividends.

8.  Year 2000 Issue (Unaudited)

         Like other companies, the Company could be adversely affected if the computer systems we, our suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact noncomputer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

                         HAMBRO AMERICA SECURITIES, INC.

               Computation of Net Capital Pursuant to Rule 15c3-1
                   and Statement Pursuant to Rule 17a-5(d)(4)


                                                                      December 31, 1998
Computation of net capital pursuant to Rule 15c3-1:
   Net capital:
      Total stockholder's equity from statement
        of financial condition .......................                $1,257,656
      Less nonallowable assets:
        Fees and other receivables ...................   $  524,749
        Prepaid expenses .............................       37,980
        Loan receivable, related party ...............       77,728
        Loans receivable, stockholders ...............      216,049
        Organizational costs--net ....................       11,435
        Furniture and equipment--net .................       69,633      937,574
                                                         ----------   ----------
           Net capital ...............................                $  320,082
                                                                      ----------
Computation of basic net capital requirement:
   Minimum net capital required, 6 2/3% of $290,417
      pursuant to Rule 15c3-1 ........................                $   19,361
                                                                      ----------
   Minimum dollar net capital requirement of
      broker and dealer ..............................                $    5,000
                                                                      ----------
   Net capital requirement ...........................                $    5,000
                                                                      ----------
   Excess net capital ................................                $  300,721
                                                                      ----------
Computation of aggregate indebtedness:
   Accounts payable and accrued expenses .............                   222,111
   Due to related party ..............................                    10,000
   Deferred revenues .................................                    22,917
   Income taxes payable ..............................                    35,389
                                                                      ----------
      Total aggregate indebtedness liabilities .......                $  290,417
                                                                      ==========
Ratio of aggregate indebtedness to net capital .......                 0.91 to 1

Statement pursuant to Rule 17a-5(d)(4)

         No material differences between the above computation and computation included in the Company's corresponding unaudited amended Form X-17a-5 Part IIA filing.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Hambro America Securities, Inc.
New York, New York

         We have audited the accompanying statement of financial condition of Hambro America Securities, Inc. as of March 31, 1998, and the related statements of operations, changes in stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hambro America Securities, Inc. as of March 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

         Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The information contained in the supplemental material listed in the accompanying index is presented for purposes of additional analysis and is not required for the fair presentation of the financial statements, but is supplementary information required by Rule 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Cohen & Schaeffer, P.C.

New York, New York
May 20, 1998

                         HAMBRO AMERICA SECURITIES, INC.

                        Statement of Financial Condition

                                                                       March 31, 1998
                                                                       --------------
Assets:
   Cash ............................................................   $    271,683
   Fees receivable .................................................         34,263
   Prepaid expenses ................................................         25,036
   Furniture and equipment, at cost, less accumulated
      depreciation of $104,165 .....................................         65,767
                                                                       ------------
                                                                       $    396,749
                                                                       ============
Liabilities and stockholders' equity:
   Liabilities:
      Accrued expenses and other liabilities .......................   $     51,523
                                                                       ------------
   Stockholders' equity:
      Cumulative preferred stock--variable rate, $1.00 par value,
        shares authorized 3,000,000 issued and outstanding 1,000,000      1,000,000
      Additional paid-in capital ...................................     10,348,418
      Accumulated deficit ..........................................    (11,003,192)
                                                                       ------------
                                                                            345,226
                                                                       ------------
                                                                       $    396,749
                                                                       ============

                 See accompanying notes to financial statements

                         HAMBRO AMERICA SECURITIES, INC.

                             Statement of Operations


                                                                     Year Ended
                                                                    March 31, 1998
                                                                    --------------
Revenue:
   Advisory and corporate finance fees ....................         $   210,461
   Interest ...............................................              18,454
                                                                    -----------
        Total revenues ....................................             228,915

Expenses
   Employee compensation and benefits .....................             823,393
   Occupancy ..............................................             110,912
   General and administrative .............................             381,188
   Interest ...............................................             137,293
   Depreciation ...........................................              12,893
   Other ..................................................              87,966
                                                                    -----------
        Total expenses ....................................           1,553,645
                                                                    -----------
        Net loss ..........................................         $(1,324,730)
                                                                    ===========

                 See accompanying notes to financial statements

                         HAMBRO AMERICA SECURITIES, INC.

                  Statement of Changes in Stockholders' Equity
                            Year Ended March 31, 1998

                                        Cumulative Preferred
                                        Stock-Variable Rate
                                        -------------------
                                     Number                      Additional     Accumulated
                                    of Shares      Amount         Paid-in         Deficit          Total
                                    ---------      ------         -------         -------          -----
                                                                  Capital
                                                                  -------
Balance, March 31, 1997            2,391,294    $  2,391,294    $    904,000   $ (3,068,255)   $    227,039
Merger of Hambro America                  --              --       6,706,635     (6,610,207)         96,428
Securities, Inc.
Reclass of preferred stock to     (2,391,294)     (2,391,294)      2,391,294             --              --
additional paid-in capital
Conversion of debt to equity              --              --         346,489             --         346,489
Issuance of preferred stock        1,000,000       1,000,000              --             --       1,000,000
Net loss                                  --              --              --     (1,324,730)     (1,324,730)
                                ------------    ------------    ------------   ------------    ------------
Balance, March 31, 1998            1,000,000    $  1,000,000    $ 10,348,418   $(11,003,192)   $    345,226
                                ============    ============    ============   ============    ============

                 See accompanying notes to financial statements

                         HAMBRO AMERICA SECURITIES, INC.

                             Statement of Cash Flows

                                                                          Year Ended
                                                                         March 31, 1998
                                                                         --------------
Cash flows from operating activities:
   Net loss ..........................................................   $(1,324,730)
   Adjustments to reconcile net loss to net cash (used)
      in operating activities:
      Depreciation ...................................................        12,983
      Realized loss on securities owned ..............................        10,000
      Changes in assets and liabilities, net of effects of the merger:
         Due from broker .............................................        48,408
         Fees and other receivable ...................................        10,319
         Prepaid expenses ............................................        (8,740)
         Other assets ................................................        52,530
         Accrued expenses and other liabilities ......................      (203,169)
                                                                         -----------
           Net cash (used) in operating activities ...................    (1,402,399)
                                                                         -----------
Cash flows from investing activities
   Purchase of furniture and equipment ...............................        (5,711)
                                                                         -----------
Cash flows from financing activities
   Issuance of preferred stock .......................................     1,000,000
   Loans from Parent .................................................       469,228
                                                                         -----------
           Net cash provided by financing activities .................     1,469,228
                                                                         -----------
           Net increase in cash ......................................        61,118
Cash, beginning of year ..............................................       210,565
                                                                         -----------
Cash, end of year ....................................................   $   271,683
                                                                         -----------


Supplemental disclosure of cash flow information
   Cash paid during the year for interest.............................   $   137,293
                                                                         -----------

Supplemental schedule of non-cash financing activities

         During the year ended March 31, 1998, the Company converted $346,489 of debt with its Parent to equity.

                 See accompanying notes to financial statements

                         HAMBRO AMERICA SECURITIES, INC.

                          Notes to Financial Statements
                                 March 31, 1998

1.  Organization

         Hambro America Securities, Inc. (the "Company") is a registered broker/dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The Company is engaged in the private placement of corporate debt and equity securities with accredited investors as defined by SEC Rule 501 of Regulation D. In addition, the Company provides general financial advisory services to corporations.

         The  Company  does  not  hold  customer  funds  or  safekeep   customer
securities pursuant to SEC Rule 15c3-3(k)(2)(i).

         In May 1997, Hambro America Securities, Inc. was merged into Hambro Resource Development, Inc. ("HRDI") and simultaneously HRDI changed its name to Hambro America Securities, Inc.

         The Company is a wholly-owned subsidiary of Hambro America, Incorporated (the "Parent"), which was owned by Hambros PLC, a London based merchant bank. In March 1998 Hambros PLC was acquired by Societe Generale, a French bank.

         In April 1998, a group of investors purchased 99% of all of the issued and outstanding equity securities of the Company for $74,250. In May 1998, the same group purchased the remaining 1% for $750. In connection with this acquisition, Hambro America Incorporated contributed capital of $904,775 in April 1998.

2.  Summary of Significant Accounting Policies

         Revenue Recognition. Advisory fee income is recognized as earned, taking into consideration the terms of contractual arrangements and the period in which services are rendered. Corporate finance fees are generally recognized upon closing of the transaction.

         Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

         Income Taxes. The Company accounts for income taxes using the asset and liability method. Deferred income taxes arise from the differences between the financial reporting and income tax bases of assets and liabilities based upon statutory tax rates enacted for future periods. There are no significant differences between the Company's financial statement and taxable income.

         The Company files a consolidated Federal return and a combined New York State and New York City return with the Parent. For financial statement purposes, the Company's provision for Federal, state and local taxes has been computed on a stand-alone basis.

3.  Net Capital Requirement

         The Company is subject to the SEC Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and a specified ratio of aggregate indebtedness to net capital, both as defined, which shall not exceed 15 to 1. At March 31, 1998, the Company had regulatory net capital and a regulatory net capital requirement of $220,160 and $5,000, respectively. The Company's aggregate indebtedness to net capital ratio was 0.23 to 1.

4.  Transactions with Related Parties

         a. Balances at March 31, 1998 and income and expenses for the year ended March 31, 1998 with related parties are as follows:

Statement of Operations

Interest expense paid to the Parent.................................    $137,293

         b. The Parent provided the Company with a working capital credit line of $1,500,000. Outstanding borrowings under this arrangement bear interest at the London Interbank Offered Rate plus one point. At March 31, 1998, there were no borrowings under this arrangement.

         c. The Company received administrative support from and utilized assets owned by the Parent and other affiliates pursuant to agreements that did not provide for intercompany charges.

5.  Cumulative Preferred Stock--Variable Rate

         In order to maintain sufficient levels of regulatory net capital, the Company has periodically issued variable rate cumulative preferred stock to the Parent at $1 per share. The Company, at its option, may redeem the outstanding shares at $1 per share. The Company has had no obligation to declare and pay any dividends.

                         HAMBRO AMERICA SECURITIES, INC.

               Computation of Net Capital Pursuant to Rule 15c3-1
                   and Statement Pursuant to Rule 17a-5(d)(4)

                                                                  March 31, 1998
                                                                  --------------
Computation of net capital pursuant to Rule 15c3-1
   Net capital
      Total stockholder's equity from statement
         of financial condition ..............................              $345,226
      Less nonallowable assets
         Fees receivable .....................................   $ 34,263
         Prepaid expenses ....................................     25,036
         Furniture and equipment--net ........................     65,767    125,066
                                                                 --------   --------
         Net capital .........................................              $220,160
                                                                            --------
Computation of basic net capital requirement
   Minimum net capital required, 6 2/3% of $51,523 pursuant
      to Rule 15c3-1 .........................................              $  3,435
                                                                            --------
   Minimum dollar net capital requirement of broker and dealer              $  5,000
                                                                            --------
   Net capital requirement ...................................              $  5,000
                                                                            --------
   Excess net capital ........................................              $215,160
                                                                            ========

Computation of aggregate indebtedness
   Accrued expenses and other liabilities ....................              $ 51,523
                                                                            --------
         Total aggregate indebtedness liabilities ............              $ 51,523
                                                                            ========
Ratio of aggregate indebtedness to net capital ...............              0.23 to 1

Statement Pursuant to Rule 17a-5(d)(4)

         No material differences between the above computation and computation included in the Company's corresponding unaudited amended Form X-17a-5 Part IIA filing.

                        [LETTERHEAD OF BDO SELDMAN, LLP]


Independent Auditors' Report


The Board of Directors
Hambro Resource Development, Inc.
New York, New York

We have audited the accompanying statement of financial condition of Hambro Resource Development, Inc. as of March 31, 1997, and the related statements of operations, changes in stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hambro Resource Development, Inc. as of March 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The information contained in the supplemental material listed in the accompanying index is presented for purposes of additional analysis and is not required for the fair presentation of the financial statements, but is supplementary information required by Rule 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ BDO Seldman, LLP

April 25, 1997

                        Hambro Resource Development, Inc.


                        Statement of Financial Condition

==============================================================================================
March 31, 1997
----------------------------------------------------------------------------------------------
Assets
Cash and cash equivalents                                                          $   210,565
Due from brokers                                                                        48,408
Securities owned, not readily marketable - at fair value (cost $719,096)                10,000
Other assets                                                                            52,530
----------------------------------------------------------------------------------------------
                                                                                   $   321,503
==============================================================================================
Liabilities and Stockholder's Equity
Liabilities:
   Accrued expenses and other liabilities                                          $    94,464
----------------------------------------------------------------------------------------------
Commitments (Notes 3 and 7) Stockholder's equity (Note 6):
   Cumulative preferred stock - variable rate, $1.00 par value, shares               2,391,294
      authorized 3,000,000, issued and outstanding 2,391,294
   Additional paid-in capital                                                          904,000
   Accumulated deficit                                                              (3,068,255)
----------------------------------------------------------------------------------------------
           Total stockholder's equity                                                  227,039
----------------------------------------------------------------------------------------------
                                                                                   $   321,503
==============================================================================================
                                            See accompanying notes to financial statements.

                        Hambro Resource Development, Inc.


                             Statement of Operations

===================================================================================
Year ended March 31, 1997
-----------------------------------------------------------------------------------
Revenues:
   Remarketing fees                                                       $ 245,135
   Corporate finance fees                                                    75,522
   Interest and other income                                                 31,087
   Loss on securities owned, not readily marketable                        (154,679)
-----------------------------------------------------------------------------------
           Total revenues                                                   197,065
-----------------------------------------------------------------------------------
Expenses:
   Employee compensation and benefits                                       233,182
   Occupancy and equipment rental (Note 7)                                  192,728
   Clearance and other brokerage expenses                                    68,347
   Professional fees                                                         44,534
   Communications                                                            12,338
   Interest                                                                   9,170
   Dues and subscriptions                                                     7,086
   Travel, meals and entertainment                                            6,186
   Registration and licenses                                                  3,227
   Other                                                                      6,841
-----------------------------------------------------------------------------------
           Total expenses                                                   583,639
-----------------------------------------------------------------------------------
Net loss                                                                  $(386,574)
===================================================================================
                               See accompanying notes to financial statements.

                           Hambro Resource Development, Inc.


                       Statement of Changes in Stockholder's Equity

----------------------------------------------------------------------------------------------------------------
Year ended March 31, 1997
----------------------------------------------------------------------------------------------------------------
                                           Cumulative preferred stock -  Additional  Accumulated       Total
                                                 variable rate            paid-in     deficit
                                          ----------------- ---------     capital
                                            Number of    Amount
                                             shares
----------------------------------------------------------------------------------------------------------------
Balance, March 31, 1996                    2,940,207    $ 2,940,207    $   904,000   $(2,681,681)   $ 1,162,526
Redemption of preferred stock               (648,913)      (648,913)          --            --         (648,913)
Issuance of preferred stock                  100,000        100,000           --            --          100,000
Net loss                                        --             --             --        (386,574)      (386,574)
----------------------------------------------------------------------------------------------------------------
Balance, March 31, 1997                    2,391,294    $ 2,391,294    $   904,000   $(3,068,255)   $   227,039
================================================================================================================
                                                         See accompanying notes to financial statements.

                        Hambro Resource Development, Inc.


                             Statement of Cash Flows

============================================================================================
Year ended March 31, 1997
--------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                                        $(386,574)
   Adjustments to reconcile net loss to net cash provided by operating activities:
        Realized loss on securities owned                                            242,236
        Unrealized gain on nonmarketable securities owned, not readily               (87,559)
           marketable
        (Increase) decrease in operating assets:
           Due from broker                                                           (48,406)
           Fees receivable                                                           697,084
           Other assets                                                                  305
        Decrease in operating liabilities:
           Accrued expenses                                                         (205,968)
           Other liabilities                                                         (46,786)
--------------------------------------------------------------------------------------------
              Net cash provided by operating activities                              164,332
--------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Proceeds from the sale of securities owned                                         27,962
--------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Issuance of preferred stock                                                       100,000
   Redemptions of preferred stock                                                   (648,913)
   Repayment of loans from Hambro America, Inc.                                     (135,266)
--------------------------------------------------------------------------------------------
              Net cash used in financing activities                                 (684,179)
--------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                                           (491,885)
Cash and cash equivalents, beginning of year                                         702,450
--------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                                             $ 210,565
============================================================================================
Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                                          $   9,170
============================================================================================
                                       See accompanying notes to financial statements.

                        Hambro Resource Development, Inc.


                          Notes to Financial Statements

================================================================================

   1. Organization         Hambro Resource Development, Inc. (the "Company") is
                           a registered broker/dealer under the Securities
                           Exchange Act of 1934 and is a member of the National
                           Association of Securities Dealers, Inc. The Company is engaged in investment banking activities which include restructuring and public placement of corporate and municipal debt with institutional clients and corporate financial advisory services.
                           The Company was involved in the remarketing of variable rate demand, tax-exempt bonds prior to the sale of its remarketing division. The Company has an agreement with a clearing broker to clear securities transactions, carry customers' accounts on a fully disclosed basis and perform certain recordkeeping functions. Accordingly, the Company operates under the exemptive provisions of Securities and Exchange
                           Commission ("SEC") Rule 15c3-3(k)(2)(ii). In June
                           1996, the Company ceased to accept new business. The
                           Company will continue to honor existing commitments.
                           Management has no plans or intentions to liquidate the Company. In July 1996, the Company transferred all of its remarketing contracts to Fleet Services in return for a four-year royalty stream. The Company has no further obligations or responsibilities with respect to these contracts. The Company is a wholly-owned subsidiary of Hambro America,
                           Incorporated (the "Parent"), which is ultimately owned by Hambros PLC, a London based merchant bank.

  2. Summary of
     Significant
     Accounting Policies   Cash and Cash Equivalents The Company classifies cash
                           held in a money market account as a cash equivalent.

                           Revenue Recognition

                           Remarketing and advisory fee income are recognized as earned, taking into consideration the terms of contractual arrangements and the period in which services are rendered. Corporate finance fees are generally recognized upon closing of the transaction.

                        Hambro Resource Development, Inc.


                          Notes to Financial Statements

================================================================================

                           Use of Estimates

                           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

                           Income Taxes

                           The Company accounts for income taxes using the asset and liability method. Deferred income taxes arise from the differences between the financial reporting and income tax bases of assets and liabilities based upon statutory tax rates enacted for future periods. There are no significant differences between the Company's financial statement and taxable income.

                           The Company files a consolidated Federal return and a combined New York State and New York City return with the Parent. For financial statement purposes, the Company's provision for Federal, state and local taxes has been computed on a stand-alone basis.

    3. Net Capital
       Requirement         The Company is subject to the SEC Uniform Net Capital
                           Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and a specified ratio of aggregate indebtedness to net capital, both as defined, which shall not exceed 15 to 1. At March 31, 1997, the Company had regulatory net capital and a regulatory net capital requirement of $164,509 and $100,000, respectively. The Company's aggregate indebtedness to net capital ratio was .57 to 1.

    4. Transactions with
       Related Parties     (a) Balances at March 31, 1997 and income and
                           expenses for the year ended March 31, 1997 with related parties are as follows:

                           -----------------------------------------------------
                           Statement of operations:
                             Interest expense paid to the Parent          $8,936
                           =====================================================
                           (b) The Parent provides the Company with a working capital credit line of $1,500,000. Outstanding borrowings under this arrangement bear interest at the London Interbank Offered Rate plus one point. At

                        Hambro Resource Development, Inc.


                          Notes to Financial Statements

================================================================================

                                    December 31, 1996, there were no borrowings under this arrangement.

                           (c) The Company receives administrative support from and utilizes assets owned by the Parent and other affiliates pursuant to agreements that do not provide for intercompany charges.

    5. Income Taxes        The Company provides for income tax expense on a
                           stand alone basis; however, it does not provide for any benefits which would be realized by its Parent for using its loss to offset income taxes due in the consolidated or combined filings because the Parent does not reimburse the Company for this use. As a result, income tax recoveries, with respect to the current year, of approximately $155,000 have not been recorded by the Company.

    6. Cumulative          In order to maintain sufficient levels of regulatory
       Preferred Stock-    net capital, the Company has periodically issued
       Variable Rate       variable rate cumulative preferred stock to the
                           Parent at $1 per share, which accrete dividends at the Boston Safe Deposit and Trust Company's prime rate. The Company, at its option, may redeem the outstanding shares at $1 per share.

                           Effective July 1, 1996, the Company and its stockholder agreed to terminate the accumulation of dividends on the variable rate cumulative preferred stock. The Company has had no obligation to declare and pay any dividends. At March 31, 1997, undeclared cumulative dividends approximate $469,000.

                        Hambro Resource Development, Inc.


                          Notes to Financial Statements

================================================================================

       7.Commitments and   The Company leases certain facilities under operating
         Contingencies     lease agreements. Rent expense and sublease income
                           for the year, which were recorded net in occupancy expense, amounted to $246,258 and $72,289, respectively.

                           Future minimum rental commitments, net of sublease income, for operating leases approximate the following:

                           Fiscal   Minimum rental   Minimum sublease     Net
                                      payments           income
                                    --------------------------------------------
                           1997       $111,000          $67,000        $44,000

                                    --------------------------------------------

                        Hambro Resource Development, Inc.


                          Notes to Financial Statements

=====================================================================================================
March 31, 1997
-----------------------------------------------------------------------------------------------------
Computation of Net Capital Pursuant to Rule 15c3-1
Net Capital
   Total stockholder's equity from statement of financial condition              $227,039
   Less:Nonallowable assets:
              Nonmarketable securities                                           $ 10,000
              Other assets                                                         52,530     62,530
-----------------------------------------------------------------------------------------------------
   Net capital                                                                              $164,509
=====================================================================================================
Computation of Basic Net Capital Requirement
   Minimum net capital required, 6-2/3% of $94,464 pursuant to Rule 15c3-1                  $  6,298
=====================================================================================================
   Minimum dollar net capital requirement of broker and dealer                              $100,000
=====================================================================================================
   Net capital requirement                                                                  $100,000
=====================================================================================================
   Excess net capital                                                                       $ 64,509
=====================================================================================================
Computation of Aggregate Indebtedness
   Accrued expenses and other liabilities                                                   $ 94,464
-----------------------------------------------------------------------------------------------------
        Total aggregate indebtedness liabilities                                            $ 94,464
=====================================================================================================
   Ratio of aggregate indebtedness to net capital                                          0.57 to 1
=====================================================================================================

Statement Pursuant to Rule 17a-5(d)(4)

No material differences between the above computation and computation included in the Company's corresponding unaudited amended Form X-17A-5 Part IIA filing.

                                   THCG, INC.

Unaudited Pro Forma Condensed Combined Financial Information

         On November 1, 1999 Tower Hill Securities, Inc. ("Tower Hill") merged with a wholly owned subsidiary of Walnut Financial Services, Inc. ("Walnut"), a publicly held company. As a result of this merger (the "Merger"), Tower Hill became a wholly-owned subsidiary of Walnut. Because of the nature of the transaction, the Merger has been accounted for as a reverse acquisition. In connection with the Merger, Walnut deregistered as a business development company under the Investment Company Act of 1940 ("BDC") and changed its name to THCG, Inc. ("THCG") and THCG privately placed 3,432,500 shares of its common stock for $6,865,000 in cash.

         The unaudited condensed combined financial statements of THCG, after giving effect to the Merger, are referred to as "pro forma" information. In presenting these unaudited pro forma condensed combined financial statements, Walnut and Tower Hill were treated as if they had always been combined for accounting and financial reporting purposes. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and may not be indicative of the operating results or financial position that would have occurred or that will occur after the consummation of the Merger.

         The unaudited pro forma condensed combined balance sheet as of September 30, 1999 includes the impact of transaction costs and various material transactions contractually associated with the Merger. The unaudited pro forma condensed combined statements of operations for the nine month period ended September 30, 1999 and the twelve month period ended December 31, 1998, assume that the Merger had occurred on January 1, 1998 and is adjusted for contractual material transactions to reflect the ongoing business.

         Certain historical Walnut results have been restated to reflect the presentation as an operating company, instead of as an investment company. Walnut has been using investment company accounting since its election to become regulated as a BDC on October 15, 1997. The effect of this restatement has been to record the assets and liabilities of Walnut's subsidiaries, instead of recording only the investment in subsidiaries as a single asset on Walnut's balance sheet. Additionally, unrealized gains and losses are recorded directly to Shareholders' Equity instead of being recorded in Net Income.

                                   THCG, INC.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                            As of September 30, 1999


                                                                 (Restated)           Pro Forma THCG
                                                                Historical
                                                 Historical     -------------------------------------------
                                                 Tower Hill      Walnut          Adjustments     Combined
                                                ------------    ------------    ------------    -----------
ASSETS
Current Assets
      Cash and cash equivalents                 $    507,000   $  1,164,000    $  1,889,000    $  3,560,000
      Accounts receivable, net of allowance           85,000      3,537,000                       3,622,000
      Interest receivable                                           368,000                         368,000
      Loans receivable                                45,000        435,000                         480,000
                                                ------------    ------------    ------------    -----------
              Total Current Assets              $    637,000   $  5,504,000    $  1,889,000    $  8,030,000

Fixed Assets, net of accumulated depreciation         78,000         99,000                        177,000

Available for sale securities                         90,000      1,723,000                      1,813,000
Non-marketable securities                          4,283,000                                     4,283,000
Notes receivable                                     100,000      1,121,000                      1,221,000
Loan Receivable S/H                                  221,000                                       221,000
Goodwill                                                          4,682,000      9,421,000      14,103,000
Other assets                                          53,000        289,000                        342,000
                                                ------------    ------------    ------------    ----------

      TOTAL ASSETS                              $  1,179,000   $ 17,701,000    $ 11,310,000    $ 30,190,000
                                                ============   ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
      Notes payable to banks                    $              $  1,855,000    $   (725,000)   $  1,130,000
      Notes payable to related parties                            1,263,000      (1,093,000)        170,000
      Notes payable to others                                       205,000                         205,000
      Accounts payable, accrued expenses, and        114,000      1,036,000        (372,000)        778,000
      other current liabilities
      Customer Retention Payable                                  1,236,000                       1,236,000
      Current portion of long-term debts                          1,500,000      (1,500,000)              0
                                                ------------   ------------    ------------    ------------
              Total current liabilities         $    114,000   $  7,095,000    $ (3,690,000)   $  3,519,000

Long Term Notes, net of current portion                             455,000                         455,000
Participation Loans Payable                                       2,079,000                       2,079,000
                                                ------------   ------------    ------------    ------------
              Total liabilities                 $    114,000   $  9,629,000    $ (3,690,000)   $  6,053,000

Minority Interest                                                   386,000        (386,000)              0

Stockholders' equity:                              1,065,000      7,686,000      15,386,000      24,137,000
                                                ------------   ------------    ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $  1,179,000   $ 17,701,000    $ 11,310,000    $ 30,190,000
                                                ============   ============    ============    ============

                                    THCG, INC
         Unaudited Pro Forma Condensed Combined Statement of Operations
                   For The Fiscal Year Ended December 31, 1998

----------------------------------------------------------------------------------------------------------------
                                                                     (Restated)            Pro Forma THCG
                                                      Historical     Historical            --------------
                                                      Tower Hill       Walnut        Adjustments       Combined
                                                      ----------       ------        -----------       --------
Revenue
      Consulting income                              $  2,114,000    $         --    $         --    $  2,114,000
      Factoring income                                          0       1,873,000                       1,873,000
      Investment and other income                          22,000       1,037,000                       1,059,000
                                                     ------------    ------------    ------------    ------------
            Total revenue                            $  2,136,000    $  2,910,000    $         --    $  5,046,000

Costs and expenses
      Cost of services                                          0          84,000                          84,000
      General and administrative expenses               2,221,000       2,850,000       1,681,000       6,752,000
                                                     ------------    ------------    ------------    ------------
                                                     $  2,221,000    $  2,934,000    $  1,681,000    $  6,836,000

Operating (loss)                                          (85,000)        (24,000)     (1,681,000)     (1,790,000)

Interest and other financial costs                         20,000       1,652,000        (532,000)      1,140,000
                                                     ------------    ------------    ------------    ------------

(Loss) before income taxes and realized gain         $   (105,000)   $ (1,676,000)   $ (1,149,000)   $ (2,930,000)

Income tax benefit/(expenses)                                   0          44,000                          44,000

Realized gains/(losses) on sale of securities, net              0       1,019,000                       1,019,000
of tax

Effect on net income of minority interest                       0          88,000         (88,000)              0
                                                     ------------    ------------    ------------    ------------

NET LOSS                                             $   (105,000)   $   (525,000)   $ (1,237,000)   $ (1,867,000)
                                                     ============    ============    ============    ============


      Loss per share - basic and diluted             $      (0.03)                                   $      (0.17)
                                                     ============                                    ============

      Weighted average shares outstanding -             4,095,096                       6,983,033      11,078,129
       basic and diluted                             ============                    ============    ============

                                   THCG, INC.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                  For The Nine Months Ended September 30, 1999

-------------------------------------------------------------------------------------------------------------
                                                                   (Restated)          Pro Forma THCG
                                                   Historical      Historical          --------------
                                                   Tower Hill        Walnut       Adjustments        Combined
Revenue
      Consulting income                          $  2,285,000    $         --    $         --    $  2,285,000
      Factoring income                                      0         914,000                         914,000
      Investment and other income                      87,000         286,000                         373,000
                                                 ------------    ------------    ------------    ------------
           Total revenue                         $  2,372,000    $  1,200,000    $         --    $  3,572,000

Costs and expenses
      Cost of services                                      0         205,000                         205,000
      General and administrative expenses           2,565,000       1,559,000       1,257,000       5,381,000
                                                 ------------    ------------    ------------    ------------
                                                 $  2,565,000    $  1,764,000    $  1,257,000    $  5,586,000

Operating (loss)                                     (193,000)       (564,000)     (1,257,000)     (2,014,000)

Interest and other financial costs                          0         501,000        (410,000)         91,000
                                                 ------------    ------------    ------------    ------------

(Loss) before income taxes and realized gain     $   (193,000)   $ (1,065,000)   $   (847,000)   $ (2,105,000)

Income tax benefit/(expenses)                               0               0                               0

Realized gains/(losses) on sale of securities,              0       2,456,000                       2,456,000
net of tax

Effect on net income of minority interest                   0          29,000         (29,000)              0
                                                 ------------    ------------    ------------    ------------

NET INCOME/(LOSS)                                $   (193,000)   $  1,420,000    $   (876,000)   $    351,000
                                                 ============    ============    ============    ============

      Income/(Loss) per share - basic and
      diluted                                    $      (0.05)                                   $       0.03
                                                 ============                                    ============
      Weighted average shares outstanding -
      basic and diluted                             4,095,096                       6,983,033      11,078,129
                                                 ============                    ============    ============

                                   THCG, INC.

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.  Basis of Presentation

         The unaudited pro forma condensed combined financial statements assume a business combination between Walnut Financial Services, Inc. ("Walnut") and Tower Hill Securities, Inc. ("Tower Hill") accounted for using the purchase method of accounting and are based upon the respective restated historical financial statements and the accompanying notes of Walnut Financial Services, Inc. and the historical financial statements and the accompanying notes of Tower Hill Securities, Inc. Because of the nature of the transaction, the Merger has been accounted for as a reverse acquisition (due to a change in control).

         The closing expenses have been estimated to be $1,000,000, and have been accounted for as additional goodwill on the condensed combined balance sheets. The unaudited pro forma condensed combined statements of operations for all periods presented include the effects of the costs of the combined companies.

         The unaudited pro forma condensed combined balance sheet as of September 30, 1999 includes the impact of all transactions, whether of a recurring or non-recurring nature, that can be reasonably estimated and should be reflected as of that date.

         Certain historical Walnut Financial Services, Inc. results have been restated to reflect the presentation as an operating company, instead of as an investment company. The effect of this restatement has been to consolidate the assets and liabilities of its subsidiaries, Universal Partners L.P., Pacific Financial Services, Inc. and Inland Financial Services, Inc., instead of recording only the investment in unconsolidated subsidiaries as a single asset on Walnut's balance sheet. This has had the impact of having Walnut's reported assets increase by $5,430,000 as of September 30, 1999 and Walnut's reported liabilities increased by $6,381,000 as of September 30, 1999. The asset increases were primarily due to the reporting of consolidated receivables of Inland Financial Services and Pacific Financial Services. The increase in liabilities were primarily due to the reporting of Notes Payable, Customer Retention Payable and Participations Payable at Inland Financial Services and Pacific Financial Services. Additionally, unrealized gains and losses on securities available for sale are recorded directly to Stockholders' Equity, instead of being recorded in Net Income. The effect on the historical nine month period ended September 30, 1999 was an increase in Net Income equal to the unrealized loss for the same period of $2,300,000 net of taxes. The amount of unrealized loss recorded directly to Stockholder's Equity for the 12 months ended December 31, 1998 was $8,328,000.

2.  Pro Forma Adjustments

         Intercompany Transactions. All material inter-company transactions are eliminated from the unaudited pro forma condensed combined statements of operation or balance sheet.

         Balance Sheet.

         Current  Assets.   Cash  has  been  adjusted  to  reflect  the  various
transactions associated with the merger
and private placement.  The adjustments are:

          Private placements                                  $6,865,000
          Payment of long term debenture                      (1,500,000)
          Payment of note to ANB                                (725,000)
          Payment of closing costs                            (1,000,000)
          Payment of subsidiary debt                            (893,000)
          Payment of accrued salary and other                   (272,000)
          Payment for minority interest                         (386,000)
          Payment of related party debt                         (200,000)
                                                           -------------
                                                           $   1,889,000
                                                           =============

         Other Noncurrent Assets. Goodwill has been increased by $9,421,000 as of September 30, 1999. This was the result of the addition due to closing costs ($1,000,000), finders fees for the private placement ($750,000), and goodwill associated with the acquisition based on a preliminary allocation of cost ($7,671,000).

         Accounts Payable, Accrued Liabilities, and Income Taxes Payable. Accounts Payable and Accrued Liabilities have been decreased to reflect the payment and negotiated settlement of accrued salary at Walnut ($372,000).

         Notes Payable--Related Parties. There was a reduction of $293,000 due to the subsequent payment of subordinated debt at Inland Financial Services, and a reduction of $600,000 due to the subsequent payment of subordinated debt at Pacific Financial Services.

         Notes Payable--Banks. There was a reduction of $725,000 due to the assumed payment of the American National Bank note of Walnut.

         Long Term Notes. There was a reduction of $1,500,000 as of September 30, 1999 due to the assumed payment of the SBA debenture.

         Minority Interest. Minority interest was adjusted to reflect the purchase of the minority ownership of UPLP. This resulted in a decrease in minority interest of $386,000 as of September 30, 1999.

         Stockholders Equity. Stockholders' Equity has been increased to reflect the transactions involving additional capital contributions to Walnut from various transactions involving conversion of existing debt and payables and a planned private placement of Walnut shares.

         The adjustments are:
                                                       Amount      No. of shares
                                                       ------      -------------
Private Placement of WFS common shares               $ 6,865,000      3,432,500
Forgiveness of salary payments                           100,000              0
Issuance of shares for finders' fees                     750,000        200,000
Goodwill from acquisition                              7,671,000              0
Shares issued for acquisition of Walnut                        0      3,350,533
                                                     -----------    -----------
                                                     $15,386,000      6,983,033
                                                     ===========    ===========

Statement of Operations.

         General and Administrative Costs. Costs net of additional amortization of goodwill were reduced by $156,000 in the pro forma condensed combined statement of operations for the nine months ended September 30, 1999 and $203,000 for the twelve months ended December 31, 1998. The adjustments were due to reduced personnel costs of $111,000 for the nine months ended September 30, 1999 and $145,000 for the twelve months ended December 31, 1998 based on new employment agreements. Costs were reduced by the termination of Walnut's existing lease by $45,000 for the nine months ended September 30, 1999 and $58,000 for the twelve months ended December 31, 1998. Amortization of goodwill increased by $1,413,000 for the nine month period ended September 30, 1999 and $1,884,000 for the twelve month period ended December 31, 1998. Compensatory shares issued to an officer of Tower Hill were not considered in the calculation of additional expenses.

         Interest Expense. Interest expense was adjusted by a reduction reflecting the subsequent payment of subordinated debt at Pacific and Inland, the reduction in debentures payable to the SBA, and the payment of the American National Bank loan. The amount of the pro forma adjustment for the nine months ended September 30, 1999 was a reduction in interest expense of $410,000 and a reduction of $532,000 for the twelve months ended December 1998.

         Effect on Net Income of Minority Interest. The income (loss) associated with the minority interest is adjusted to reflect the conversion of the minority ownership. This resulted in an increase in net income in the pro forma condensed combined statement of operations for the nine months ended September 30, 1999 of $29,000 and for the 12 months ended December 31, 1998 of $88,000.

         Income (Loss) per Common Share. Historical and unaudited pro forma per share date of Walnut and Tower Hill include the issuance of an estimated additional 6,983,033 shares. This is reflective of the additions to Stockholders' Equity outlined above.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2000


                                          THCG, INC.

                                          By:
                                            ---------------------------------
                                          Name: Shai Novik
                                          Title: Chief Operating Officer